UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Franklin BSP Capital Corporation

(Exact name of registrant as specified in charter)

Delaware	814-01360	85-2950084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, Suite 1600 New York, New York	10010
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 – Entry into a Material Definitive Agreement.

Purchase Agreement

On October 27, 2026, Franklin BSP Capital Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, Franklin BSP Capital Adviser L.L.C. (the “Adviser”), Benefit Street Partners L.L.C. and Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as representatives of the several initial purchasers named in Schedule A thereto (the “Initial Purchasers”), in connection with the issuance and sale of $300.0 million aggregate principal amount of the Company’s 7.250% Notes due 2029 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act (the “Notes Offering”).

The Notes were issued at 99.355% of their par value with a coupon at 7.250%. The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Notes Offering closed on October 30, 2026. The net proceeds to the Company were approximately $294.7 million, after deducting the initial purchaser discount and estimated offering expenses.

The Company intends to use the net proceeds of the Notes Offering for general corporate purposes, including the repayment of indebtedness, which may include certain of the Company’s credit facilities.

Certain of the Initial Purchasers and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The information included in Item 1.01 of this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company or its subsidiaries.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Indenture and the Notes

On October 30, 2026, the Company and U.S. Bank Trust Company, National Association (the “Trustee”) entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the indenture, dated as of March 29, 2021 (the “Base Indenture”), as assumed by the Company pursuant to the Second Supplemental Indenture, dated January 24, 2024, between the Company, as successor in interest to Franklin BSP Lending Corporation (f/k/a Business Development Corporation of America), and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture and the Fifth Supplemental Indenture, the “Indenture”). The Fifth Supplemental Indenture relates to the Company’s issuance of $300,000,000 aggregate principal amount of the Notes. The Notes will mature on October 30, 2029, and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 7.250% per year payable semi-annually on April 30 and October 30 of each year, commencing on April 30, 2027.

The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s consolidated and unconsolidated subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture. In addition, on the occurrence of a “Change of Control Repurchase Event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Fifth Supplemental Indenture, filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Registration Rights Agreement

In connection with the Notes Offering, on October 30, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as the representatives of the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission (the “Commission”) a registration statement relating to an offer to exchange the Notes for new notes issued by the Company that are registered under the Securities Act and otherwise have terms substantially identical to those of the Notes, and to use its commercially reasonable efforts to cause such registration statement to be declared effective. If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.

If the Company fails to satisfy its registration obligations by certain dates specified in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, filed as Exhibit 4.4 hereto and incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Indenture, dated as of March 29, 2021, by and between the Company and U.S. Bank Trust Company, National Association, as trustee. (Incorporated by reference to Exhibit 4.1 to Franklin BSP Lending Corporation’s Current Report on Form 8-K filed on March 30, 2021.)
4.2	Fifth Supplemental Indenture, dated as of October 30, 2026, relating to the 7.250% Notes due 2029, by and between the Company and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of 7.250% Notes due 2029. (Incorporated by reference to Exhibit 4.2 hereto.)
4.4	Registration Rights Agreement, dated as of October 30, 2026, by and among the Company, Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as the representatives of the initial purchasers.
10.1	Purchase Agreement dated October 27, 2026, by and among Franklin BSP Capital Corporation, Franklin BSP Capital Adviser L.L.C., Benefit Street Partners L.L.C. and Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as representatives of the several initial purchasers named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP CAPITAL CORPORATION
(Registrant)

Date: October 30, 2026	By:	/s/ Kathleen Oates
		Name:	Kathleen Oates
		Title:	Chief Accounting Officer and Treasurer

4